EXHIBIT 23(c)


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ALLTEL Corporation for the registration of 729,997 shares of its common stock and to the incorporation by reference therein of our report dated March 5, 1999, with respect to the consolidated financial statements of Liberty Cellular, Inc. and Subsidiary, included (such financial statements are not separately presented therein) in the Current Report (Form 8-K) of ALLTEL Corporation dated
January 7, 2000, filed with the Securities and Exchange Commission



                                                            /s/ERNST & YOUNG LLP

Kansas City, Missouri
January 7, 2000